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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Image Guided Technologies, Inc. of our report dated March 7, 1997, which appears on page 12 of the Image Guided Technologies, Inc. Annual Report on Form 10-KSB for the year ended December 31, 1996.

PRICE WATERHOUSE LLP

Boulder, Colorado
July 30, 1997